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                                                                    EXHIBIT 23.1







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





We consent to the incorporation by reference of our report dated May 22, 2002 on the Group 1 Automotive, Inc. 401(k) Savings Plan's (the Plan) December 31, 2001 financial statements included in this Annual Report on Form 11-K of the Plan for the period ended December 31, 2001 into Group 1 Automotive, Inc.'s Registration Statement on Form S-8 (SEC File No. 333-80399) filed with the Securities and Exchange Commission.


                                             /s/ Crowe, Chizek and Company LLP

                                             Crowe, Chizek and Company LLP

South Bend, Indiana
June 19, 2002